Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Unisys Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-51887, 333-73399, 333-87409, 333-40012, 333-56036, 333-103324, 333-107338, 333-114718, 333-145429, 333-155733, 333-156569, 333-171004, 333-171005) on Form S-8 and in the Registration Statements (No. 333-85650, 333-155735, 333-161905) on Form S-3 and in the Registration Statement (No. 333-74745) on Form S-4 of Unisys Corporation of our report dated February 22, 2011, with respect to the consolidated balance sheets of Unisys Corporation as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity (deficit) and cash flows for each of the years in the three year period ended December 31, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears or is incorporated by reference in the December 31, 2010 Annual Report on Form 10-K of Unisys Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 22, 2011